Exhibit 23.1

Onestop Assurance PAC
Co. Registration No.: 201823302D
10 Anson Road #06-15
International Plaza
Singapore, 079903
Email: audit@onestop-audit.com
Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1, of our report dated September 3, 2025, relating to the consolidated financial statements of Kepler Group Limited and its subsidiaries.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore

September 3, 2025